As filed with the Securities and Exchange Commission on May 2, 2005	Reg. No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Infinium Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	65-1048794
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	identification No.)

2033 Main Street, Suite 309

Sarasota, FL 34237

(Address of principal executive offices) (Zip Code)

2005 EXECUTIVE STOCK COMPENSATION PLAN
2005 EMPLOYEE STOCK COMPENSATION PLAN

(full title of plan)

Timothy M. Roberts
2033 Main Street, Suite 309
Sarasota, FL 34237
(941) 917-0788

(Name, address, and telephone number of agent for service)

With a copy to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of Americas
New York, NY 10018
(212) 930-9700

CALCULATION OF REGISTRATION FEE

	Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	Aggregate offering	Amount of
to be registered	Registered	per share*	Price	Registration fee

Common Stock ($.0001 par value)	5,000,000 (1)	$0.149	$745,000.00	$87.66

Common Stock ($.0001 par value)	1,000,000 (2)	$0.149	$149,000.00	$17.54

				$105.20

* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the over the counter bulletin board on May 4, 2005.

(1)    Shares underlying the 2005 Employee Stock Compensation Plan.
(2)    Shares underlying the 2005 Executive Stock Compensation Plan.

EXPLANATORY NOTE

This Registration Statement is being filed in order to register 1,000,000 and 5,000,000 shares of common stock, $0.0001 par value per share, of Infinium Labs, Inc. with respect to its 2005 Executive Stock Compensation Plan and its 2005 Employee Stock Compensation Plan.

In addition, the Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock, which have been issued upon the grants of common stock to executive officers and directors of Infinium Labs, Inc.

Prospectus

Infinium Labs, Inc.

1,000,000 SHARES OF COMMON STOCK

issued pursuant to the

2005 Executive Stock Compensation Plan

This prospectus relates to the sale of up to 2,000,000 shares of common stock of Infinium Labs, Inc. offered by certain holders of our securities acquired upon the exercise of options issued to such persons pursuant to our 2005 Executive Stock Compensation Plan. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Our common stock trades on The Over-The-Counter Bulletin Board under the symbol "IFLB." On April 28, 2005, the closing sale price of the common stock was $0.149 per share. The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 4, 2005

TABLE OF CONTENTS
Page

Prospectus Summary	6
Risk Factors	7
Selling Stockholders	13
Plan of Distribution	14
Interests of Named Experts and Counsel	14
Incorporation of Certain Documents by Reference	14
Disclosure of Commission Position on Indemnification For Securities Act Liabilities	15
Available Information	15

Prospectus Summary

Overview

Infinium Labs, Inc. is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan and products.

We are marketing the first combination game console and broadband gaming network, “Phantom Game Console” and “PhantomNet VPGN”.  The console and network allows consumers to search, preview, purchase and play a large selection of interactive entertainment (video games) online. Infinium’s mission is to provide users with the ultimate gaming experience by developing a video game console and an online game service that provides on-demand access to an extensive selection of games and interactive entertainment via a broadband Internet connection.

Our principal offices are located at 2033 Main Street, Suite 309, Sarasota, Florida 34237, and our telephone number is (941) 917-0788. We are a Delaware corporation.

This Offering

Shares of common stock outstanding prior to this offering	153,139,791 as of April 28, 2005

Shares offered in this prospectus	2,000,000

Total shares outstanding after this offering	155,139,791

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus.

Risk Factors

Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

Except for historical information, the information contained in this prospectus are "forward-looking" statements about our expected future business and performance. Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

RISKS RELATED TO OUR BUSINESS AND COMPANY

WE REQUIRE ADDITIONAL FINANCING IN ORDER TO CONTINUE IN BUSINESS AS A GOING CONCERN, THE AVAILABILITY OF WHICH IS UNCERTAIN. WE MAY BE FORCED BY BUSINESS AND ECONOMIC CONDITIONS TO ACCEPT FINANCING TERMS WHICH WILL REQUIRE US TO ISSUE OUR SECURITIES AT A DISCOUNT, WHICH COULD RESULT IN FURTHER DILUTION TO OUR EXISTING STOCKHOLDERS.

As discussed under the heading, "Management's Discussion and Analysis - Liquidity and Capital Resources," we require additional financing to fund our operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. In addition, any additional equity financing may involve substantial dilution to our stockholders. If we fail to raise sufficient financing to meet our immediate cash needs, we will be forced to scale down or perhaps even cease the operation of our business, which may result in the loss of some or all of your investment in our common stock.

In addition, in seeking debt or equity private placement financing, we may be forced by business and economic conditions to accept terms which will require us to issue our securities at a discount from the prevailing market price or face amount, which could result in further dilution to our existing stockholders.

WE HAVE A HISTORY OF OPERATING LOSSES AND FLUCTUATING OPERATING RESULTS, WHICH RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY CAUSE US TO GO UT OF BUSINESS.

Since inception through December 31, 2004, we have incurred aggregate losses of $36,000,363. Our loss from operations for year ended December 31, 2004 was $33,131,286. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, and the level of competition and general economic conditions.

Although we are confident that revenues will increase, we also expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner.

WE WILL REQUIRE ADDITIONAL FUNDING TO LAUNCH OUR PHANTOM GAME SERVICE AND IF WE ARE UNSUCCESSFUL IN OBTAINING ADDITIONAL FUNDING, WE WILL BE UNABLE TO EXECUTE OUR BUSINESS PLAN AND GO OUT OF BUSINESS.

We will need to obtain additional funding in order to:

o fund the final phases of product development and launch of our Phantom Gaming Service;
o finance additional growth and working capital requirement;
o respond to competitive pressures; and
o respond to other opportunities or challenges as they arise.

We expect that additional equity financing will result in substantial dilution of our stockholders. Debt financing will result in higher interest expense. The amount of any such debt cannot be predicted at this time, nor can our ability to obtain or service such debt be predicted. Moreover, there is no assurance that future equity or debt financing will be available on terms acceptable to us. Failure to obtain additional financing could cause us to go out of business.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, WE ARE UNABLE TO ACCURATELY FORECAST OUR REVENUES, AND A SHORTFALL IN REVENUES COULD CAUSE A MATERIAL ADVERSE EFFECT IN OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.

We currently intend to increase our operating expenses substantially in order to, among other things:

o expand our current operating expenses;
o fund sales and marketing activities;
o manufacture inventory; and
o incur capital expenditures.

See "PLAN OF OPERATION - Cash Requirements." Our expense levels are based, in part, on our expectations with regard to potential future revenues, and to a large extent such expenses will be fixed, particularly in the short term. To the extent we are not successful in generating such revenues, we may be unable to appropriately adjust spending in a timely manner to compensate for any unexpected revenue shortfall or will have to reduce our operating expenses, causing us to forego potential revenue-generating activities, either of which could cause us to go out of business. In addition, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing or marketing decisions that may adversely affect our revenues. Retail sales revenue is also subject to seasonal fluctuations. These factors add to the difficulty in accurately forecasting revenue.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY AND THE VIDEO GAME INDUSTRY IS RAPIDLY CHANGING, WE ARE UNABLE TO ACCURATELY FORECAST OUR ACTUAL COSTS OF OPERATIONS, AND INCREASED COSTS OF OPERATIONS COULD CAUSE US TO GO OUT FO BUSINESS.

Because we have a limited operating history and because the video game and online gaming markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands, our costs may change dramatically over time. For example, in the event that the cost to manufacture the Phantom Game Receiver is higher than projected or our manufacturing costs increase dramatically, we may not be able to generate profit, which may cause us to go out of business. As a further example, in the event that the cost to host and download games on our Phantom Game Service is higher than projected or in the event that those costs increase dramatically over time, we may not be able to generate profit, which may cause us to go out of business.

IF WE ARE NOT ABLE TO OBTAIN DESIRABLE GAME CONTENT, OUR PHANTOM GAME SERVICE WILL NOT BE ATTRACTIVE TO CONSUMERS.

We must obtain access to desirable games to make our Phantom Game Service and Phantom Game Receiver attractive to consumers. We may not be able to obtain adequate desirable games for our Phantom Game Service due to a number of factors, including existing relationships or contracts between game developers and the dominant video game manufacturers, our limited operating history and our limited financial resources. There are some desirable games that are available only on proprietary platforms and to which we will likely never gain access. Even if we are able to obtain desirable game titles, we may not be able to gain access to them when they are first released. If our competitors have access to the most desirable games before we obtain such access, it will be more difficult for us to attract customers to our Phantom Game Service.

WE WILL DEPEND ON A LIMITED NUMBER OF THIRD PARTIES TO MANUFACTURE, DISTRIBUTE, AND SUPPLY CRITICAL COMPONENTS AND SERVICES FOR THE PHANTOM GAME RECEIVER AND OUR PHANTOM GAME SERVICE. WE MAY BE UNABLE TO OPERATE OUR BUSINESS IF THESE PARTIES DO NOT PERFORM THEIR OBLIGATIONS.

Our Phantom Game Service will be enabled through the use of the Phantom Game Receiver, which we expect will be manufactured by a third-party contract manufacturer. We expect to rely on sole suppliers for a number of key components for the Phantom Game Receiver and Phantom Game Service. We will not control the time and resources that these third parties devote to our business. We cannot be certain that these parties will perform their obligations as expected or that any revenue, cost savings, or other benefits will be derived from the efforts of these parties. If any of these parties breaches or terminates its agreement with us or otherwise fails to perform their obligations in a timely manner, we may be delayed or prevented from commercializing our Phantom Game Service. Because our relationships with these parties are expected to be non-exclusive, they may also support products and services that compete directly with us, or offer similar or greater support to our competitors. Any of these events could require us to undertake unforeseen additional responsibilities or devote additional resources to commercialize our Phantom Game Service. This outcome would harm our ability to compete effectively and achieve increased market acceptance and brand recognition.

If our manufacturing relationships are not successful, we may be unable to satisfy demand for our Phantom Game Service and the Phantom Game Receiver. The ability of our manufacturers to reach sufficient production volume of the Phantom Game Receiver to satisfy anticipated demand is subject to delays and unforeseen problems such as defects, shortages of critical components and cost overruns.

Moreover, our manufacturers will require substantial lead times to produce anticipated quantities of the Phantom Game Receiver. Delays, product shortages and other problems could impair our retail distribution and brand image and make it difficult for us to attract customers. In addition, the loss of a manufacturer would require us to identify and contract with alternative sources of manufacturing, which we may be unable to do and which could prove time-consuming and expensive.

WE HAVE LIMITED EXPERIENCE IN OVERSEEING MANUFACTURING PROCESSES AND MANAGING INVENTORY AND FAILURE TO DO SO EFFECTIVELY MAY RESULT IN SUPPLY IMBALANCES OR PRODUCT RECALLS.

We intend to contract the production of the Phantom Game Receiver to a third-party manufacturer. We expect to sell these units to retailers and distributors. As part of this effort, we expect to maintain some finished goods inventory of the units throughout the year. Overseeing manufacturing processes and managing inventory are outside of our core business and our experience in these areas is limited. If we fail to effectively oversee the manufacturing process and manage inventory, we may suffer from insufficient inventory to meet consumer demand or excess inventory. Ineffective oversight of the manufacturing process could also result in product recalls.

WE EXPECT TO DEPEND ON RETAIL DISTRIBUTION TO SELL THE PHANTOM GAME RECEIVER AND SUBSCRIPTIONS TO THE PHANTOM GAME SERVICE AND IF RETAILERS ARE NOT SUCCESSFUL OR ARE UNWILLING TO SELL OUR PRODUCTS AND SERVICES, WE MAY BE UNABLE TO SELL TO CONSUMERS.

We plan to distribute the Phantom Game Receiver and sell subscriptions to our Phantom Game Service through traditional brick-and-mortar retailers. In the event that retailers are reluctant to sell our products and services or in the event that their proposed financial terms are unacceptable to us, we would be forced to seek alternative channels of distribution, potentially delaying the introduction of our Phantom Game Service or slowing the growth of our subscriber base, which may cause us to go out of business.

OUR PHANTOM GAME SERVICE AND PHANTOM GAME RECEIVER, WHILE COSTLY TO DEVELOP, MAY FAIL TO GAIN MARKET ACCEPTANCE. IF OUR PRODUCTS AND SERVICES DO NOT GAIN MARKET ACCEPTANCE, WE MAY BE UNABLE TO OPERATE OUR BUSINESS.

We plan to invest a significant amount of money and resources in the launch of our Phantom Game Service and Phantom Game Receiver. However, our Phantom Game Service and Phantom Game Receiver are unproven and may fail to gain market acceptance. Because the market for our Phantom Game Service and Phantom Game Receiver is new and evolving, it is difficult to predict the size of the market and its rate of growth, if any. We cannot assure you that the market for video game or online gaming entertainment services will continue to develop or be sustainable. If the market for the Phantom Game Service fails to develop, develops more slowly than expected or becomes more competitive than is currently expected, we may no be able to keep up and go out of business.

WE MAY BE UNABLE TO ANTICIPATE CHANGES IN CONSUMER DEMANDS, AND IF WE ARE UNABLE TO EFFECTIVELY MEET CONSUMER DEMAND, WE WILL NOT MAKE SALES AND GO OUT OF BUSINESS.

Our Phantom Game Service appeals primarily to children, teenagers and young adults, whose preferences cannot be predicted with certainty and are subject to rapid change. Our success will depend on our ability to identify gaming and entertainment trends as well as to anticipate, interpret, and react to changing consumer demands in a timely manner.

We cannot provide assurances that we will be able to continue to offer the types of games that appeal to our consumers, or that we will satisfy changing consumer demands in the future. If we misjudge the market for our Phantom Game Service, our sales may decline significantly, which may lead us to bankruptcy.

WE WILL FACE COMPETITION FROM A NUMBER OF SOURCES, WHICH MAY IMPAIR OUR REVENUES, INCREASE OUR CUSTOMER ACQUISITION COST, AND HINDER OUR ABILITY TO GENERATE NEW CUSTOMERS.

While we are not aware of any direct competitors to our Phantom Game Service, we will indirectly with a large number of hardware manufacturers, Internet sites, media companies, and other companies providing gaming and entertainment services. Our competitors include companies offering gaming and entertainment services either on a stand alone basis or integrated into other products and media properties; vertical markets where competitors may have advantages in expertise, brand recognition, and other factors; and manufacturers of personal computers or game consoles who may develop their own Internet portals to which they would direct their customers.

Our competitors generally have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than ours. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products or services to address the needs of our prospective customers. We cannot be certain that we will be able to successfully compete against current or future competitors. In order to compete effectively, we may need to expend significant internal engineering resources or acquire other technologies or companies to provide or enhance such capabilities. Any of these efforts will take resources we may not have, which may force us to go out of business.

WE DEPEND ON A NUMBER OF KEY PERSONNEL, AND THEIR LOSS MAY CAUSE US TO GO OUT OF BUSINESS.

Our success will depend upon our senior management and key sales and technical personnel, particularly Timothy M. Roberts, our Chairman and CEO, and Kevin Bachus, our President and COO. The loss of the services of one or more of these persons may cause us to go out of business. Our success also depends on our ability to attract and retain qualified technical, sales and marketing, customer support, financial and accounting, and managerial personnel. Competition for such personnel in the video game entertainment industry is intense, and we cannot be certain that we will be able to retain our key personnel or that we can attract, integrate or retain other highly qualified personnel in the future.

WE MAY BE UNABLE TO SUCCESSFULLY MANAGE RAPID GROWTH, AND THE FAILURE TO DO SO COULD HARM OUR BUSINESS.

We plan to dramatically increase the scope of our operations in both sales and marketing as well as technological development. We expect that we will need to expand and improve our financial and managerial controls, reporting procedures and systems. This rapid growth and expansion in operations will place a significant strain on our managerial, operational and financial resources. We expect the number of our employees to increase in the future. To successfully compete in the evolving gaming industry, we must implement financial and management controls; maintain our reporting systems and procedures; continue to scale our serving systems and upgrade their functional capabilities; and expand, train, retain and manage our work force. We cannot be certain that our systems, procedures or controls will be adequate to support our expanding operations, or that management will be able to respond effectively to such growth. Our future results of operations also depend on the expansion of our sales, marketing and customer support departments.

CONSUMERS WILL NEED A BROADBAND INTERNET CONNECTION TO ACCESS OUR PHANTOM GAME SERVICE, AND IF BROADBAND IS NOT WIDELY ADOPTED BY CONSUMERS, THE POTENTIAL MARKET FOR OUR PRODUCTS AND SERVICES COULD BE LIMITED.

Our anticipated revenues and profits from our Phantom Game Service are dependent upon the widespread acceptance and use of broadband Internet access. Rapid growth in the use of broadband Internet is a recent phenomenon and there can be no assurance that this growth will continue, or that a sufficiently broad base of consumers will adopt broadband as a method of accessing the Internet. For us to be successful, consumers must accept and use broadband as a method of accessing the Internet.

OUR CUSTOMERS WILL ACCESS OUR PHANTOM GAME SERVICE THROUGH A BROADBAND INTERNET CONNECTION, AND IF THEY CANNOT RELIABLY ACCESS THE INTERNET, THEY MAY CANCEL THEIR SUBSCRIPTIONS TO OUR PHANTOM GAME SERVICE, REDUCING OUR REVENUES.

Our success will depend, in large part, upon the maintenance of the Internet infrastructure, such as a reliable network backbone with the necessary speed, data capacity and security, and timely development of enabling products such as high speed modems, for providing reliable Internet access and services and improved content. The Internet infrastructure may not continue to effectively support the demands placed on it as the Internet continues to experience increased numbers of users, frequency of use or increased bandwidth requirements of users. Even if the necessary infrastructure or technologies are developed, we may have to spend considerable amounts to adapt our solutions accordingly. Furthermore, the Internet has experienced a variety of outages and other delays due to damage to portions of its infrastructure. Such outages and delays could negatively impact our customers' use of the Phantom Game Service and could lead to cancellation of subscriptions, which would reduce our revenues.

WE ARE SUBJECT TO U.S. AND FOREIGN GOVERNMENT REGULATION OF THE INTERNET, AND COMPLYING WITH THESE REGULATIONS COULD IMPOSE SIGNIFICANT COSTS.

Our subscribers will require a broadband connection to the Internet in order to access our Phantom Game Service. Existing laws and regulations applicable to the Internet relate to issues such as user privacy, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, financial market regulation, content regulation, quality of products and services and intellectual property ownership and infringement. In addition, we will also be subject to new laws and regulations directly applicable to our activities. Any existing or new legislation applicable to us could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and dampen the growth in use of the Internet.

Several federal laws could have an impact on our business. The Digital Millennium Copyright Act is intended to reduce the liability of online service providers for listing or linking to third-party Websites that include materials that infringe copyrights or other rights of others. The Children's Online Protection Act and the Children's Online Privacy Protection Act are intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. Such legislation may impose significant additional costs on our business or subject us to additional liabilities.

Due to the global nature of the Internet, it is possible that the governments of other states and foreign countries might attempt to regulate Internet transmissions or prosecute us for violations of their laws. We might unintentionally violate such laws, such laws may be modified and new laws may be enacted in the future. Any such developments (or developments stemming from enactment or modification of other laws) could have a material adverse effect on our business, operating results and financial condition.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO SECURE AND PROTECT PATENTS, TRADEMARKS AND OTHER PROPRIETARY RIGHTS.

Our success and ability to compete will be substantially dependent on our internally developed technologies and trademarks, which we plan to protect through a combination of patent, copyright, trade secret and trademark law. Our patent applications or trademark applications may not be approved. Even if they are approved, such patents or trademarks may be successfully challenged by others or invalidated. If our trademark registrations are not approved because third parties own such trademarks, our use of such trademarks will be restricted unless we enter into arrangements with such third parties that may be unavailable on commercially reasonable terms.

We generally enter into confidentiality or license agreements with our employees, consultants and corporate partners, and generally control access to and distribution of our technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our solutions or technologies. The steps we have taken may not prevent misappropriation of our solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

We may license in the future elements of our trademarks, trade dress and similar proprietary rights to third parties. While we attempt to ensure that the quality of our brand is maintained by these business partners, such partners may take actions that could materially and adversely affect the value of our proprietary rights or our reputation. Our proprietary rights may not be viable or of value in the future since the validity, enforceability and scope of protection of certain proprietary rights in Internet-related industries is uncertain and still evolving.

RISKS ASSOCIATED WITH AN INVESTMENT IN OUR COMMON STOCK

THE "PENNY STOCK RULE" COULD MAKE IT CUMBERSOME FOR BROKERS AND DEALERS TO TRADE IN OUR COMMON STOCK, MAKING THE MARKET FOR OUR COMMON STOCK LESS LIQUID WHICH COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE.

Trading of our common stock on the OTC Bulletin Board may be subject to certain provisions of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker-dealer to:

o make a special suitability determination for purchasers of our shares;

o receive the purchaser's written consent to the transaction prior to the purchase; and

o deliver to a prospective purchaser of our stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

PLEASE READ THIS PROSPECTUS CAREFULLY. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

Selling Stockholders

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the options.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Name	Number	Percent	Total Shares Offered	Number	Percent
Timothy M. Roberts	19,942,276	12.85%	500,000	19,442,276	12.53%
Kevin Bachus	5,155,556	3.32%	500,000	4,655,556	3.00%
* Less than one percent.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

Plan of Distribution

Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on The Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on The Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

Interests of Named Experts and Counsel

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018.

Information Incorporated by Reference

The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

•	Reference is made to the Registrant’s Form 8-Ks filed with the SEC on January 8, 2005 (file no. 000-50535), which is hereby incorporated by reference.

•
Reference is made to the Registrant’s quarterly report on Form 10-QSB for the period ending March 31, 2004, as filed with the SEC on May 17, 2004 (file no. 000-50535), which is hereby incorporated by reference.

•
Reference is made to the Registrant’s quarterly report on Form 10-QSB for the period ending June 30, 2004, as filed with the SEC on August 23, 2004 (file no. 000-50535), which is hereby incorporated by reference.

•
Reference is made to the Registrant’s quarterly report on Form 10-QSB for the period ending September 30, 2004, as filed with the SEC on November 23, 2004 (file no. 000-50535), which is hereby incorporated by reference.

•
Reference is made to the Registrant’s quarterly report on Form 10-KSB for the period ending December 31, 2004, as filed with the SEC on April 20, 2005 (file no. 000-50535), which is hereby incorporated by reference.

•
The description of the Registrant’s common stock is incorporated by reference to the Registrant’s annual report on Form 10-KSB for the year ended December 31, 2004, as filed with the SEC on April 20, 2005, which is hereby incorporated by reference.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Gary Meringer.

Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

Infinium’s Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, a director or officer of Infinium shall not be personally liable to Infinium or its shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of Infinium's Articles of Incorporation, as amended, is to eliminate the right of Infinium and its shareholders (through shareholders' derivative suits on behalf of Infinium) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. Infinium believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, Infinium has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Additional Information Available to You

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is listed on The Over-The-Counter Bulletin Board.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

2,000,000 SHARES OF COMMON STOCK

PROSPECTUS

May 4, 2005

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), is not required to be filed with the Securities and Exchange Commission and is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	Reference is made to the Registrant’s Form 8-Ks filed with the SEC on January 8, 2005 (file no. 000-50535), which is hereby incorporated by reference.

•
Reference is made to the Registrant’s quarterly report on Form 10-QSB for the period ending March 31, 2004, as filed with the SEC on May 17, 2004 (file no. 000-50535), which is hereby incorporated by reference.

•
Reference is made to the Registrant’s quarterly report on Form 10-QSB for the period ending June 30, 2004, as filed with the SEC on August 23, 2004 (file no. 000-50535), which is hereby incorporated by reference.

•
Reference is made to the Registrant’s quarterly report on Form 10-QSB for the period ending September 30, 2004, as filed with the SEC on November 23, 2004 (file no. 000-50535), which is hereby incorporated by reference.

•
Reference is made to the Registrant’s quarterly report on Form 10-KSB for the period ending December 31, 2004, as filed with the SEC on April 20, 2005 (file no. 000-50535), which is hereby incorporated by reference.

•
The description of the Registrant’s common stock is incorporated by reference to the Registrant’s annual report on Form 10-KSB for the year ended December 31, 2004, as filed with the SEC on April 20, 2005, which is hereby incorporated by reference.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of Americas, 21st flr., New York, NY 10018.

Item 6. Indemnification of Directors and Officers.

The Registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provided that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

EXHIBIT NUMBER	EXHIBIT

4.1	2005 - A Executive Stock Compensation Plan

4.2	2005- A Employee Stock Incentive Plan

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1

23.2	Independent Registered Public Accounting Firms Consent

24.1	Power of Attorney (included in the Signature Page)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sarasota, State of Florida on May 4, 2005.

INFINIUM LABS, INC.

By:	/s/ Timothy M. Roberts
Timothy M. Roberts Chief Executive Officer and Chairman (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Timothy M. Roberts his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Timothy M. Roberts	Chief Executive Officer and Chairman	May 4, 2005
Timothy M. Roberts	(Principal Executive Officer) and Acting Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Richard Angelotti	Director	May 4, 2005
Richard Angelotti

EXHIBIT NUMBER	EXHIBIT

4.1	2005 - A Executive Stock Compensation Plan

4.2	2005- A Employee Stock Incentive Plan

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1

23.2	Independent Registered Public Accounting Firms Consent

24.1	Power of Attorney (included in the Signature Page)